UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2018
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2018, Sun BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) and completed an initial closing on the same date (the “Initial Closing”). Pursuant to the Initial Closing, the Company sold units (the “Units”) with each Unit consisting of a share of common stock and a warrant to purchase one share of common stock. A total of 168,000 Units were purchased by the Investors consisting of an aggregate of 168,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 168,000 shares of the Company’s common stock. The purchase price for each Unit was $5.00 and the Warrants will be exercisable for a period of three years from the date of issuance at an exercise price of $5.00. The Company received aggregate gross proceeds of $840,000 in this private placement transaction (the “Private Placement”), of which $95,000 was received from directors and officers of the Company or its subsidiary. The Purchase Agreement contemplates subsequent closings that would result in up to an additional 1,832,000 Units being sold by the Company if the entire authorized number of Units is sold.

Pursuant to the Purchase Agreement, the Company may prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) after the closing of the Private Placement for purposes of registering the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants upon a request to do so by holders of at least 75% of the Shares then outstanding. Such registration statement must be filed by the Company within 60 days after the initial request was provided to the Company. The Company will also agree, among other things, to indemnify the selling holders under the registration statements certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Warrants are qualified by reference to the full text of the Purchase Agreement and the Form of Warrant, which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 relating to the sale of the Shares and Warrants is incorporated by reference into this Item 3.02.

The Units were issued to a limited number of persons who were “accredited investors” or “sophisticated investors,” as those terms are defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (“SEC”), without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. None of the Units, Shares or Warrants are currently registered under the Securities Act or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Units, Shares, Warrants or any other securities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Form of Securities Purchase Agreement, dated February 20, 2018	Filed Electronically

10.2	Form of Warrant	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: February 26, 2018	By	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

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